EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-94075) of Interland, Inc. of our report dated June 3, 2003 relating to the financial statements of the Interland 401(k) Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
June 27, 2003